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                                               EXHIBIT 1

                          December 23, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

    We have read the statements made by ML Direct Inc. which are being filed with the Commission, pursuant to Item 4 of Form 8K, as part of the Form 8K dated December 19, 1996 and agree with the statements made therein.

                                             Very truly yours,


                                             /s/ Moore Stephens, P.C.
                                             MOORE STEPHENS, P.C.

MS:tab
cc: Ms. Nancy Shalek, Chairman of the Board
    ML Direct Inc.